Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined balance sheet as of March 31, 2012, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 (together, the “Pro Forma Financial Data”), are based upon the historical consolidated financial statements of Viasystems Group, Inc. (“Viasystems”) and DDi Corp. (“DDi”) after giving effect to the acquisition of DDi by Viasystems and related financing transactions (the “DDi Merger), and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial data. The unaudited pro forma condensed combined statements of operations are presented as if the DDi Merger occurred on January 1, 2011.

The Pro Forma Financial Data is presented for informational purposes only, and does not purport to represent what Viasystems’ and DDi’s actual consolidated results of operations or consolidated financial condition would have been had the DDi Merger actually occurred on the date indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition. The Pro Forma Financial Data should be reviewed in conjunction with Viasystems’ and DDi’s filings with the Securities and Exchange Commission.

The historical consolidated financial information has been adjusted in the Pro Forma Financial Data to give effect to pro forma events that are, based upon available information and certain assumptions, (i) directly attributable to the DDi Merger, (ii) factually supportable and reasonable under the circumstances, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The DDi Merger will be accounted for using the acquisition method of accounting. Viasystems is the acquirer for accounting purposes, and thus Viasystems will acquire all the assets, including identifiable intangible assets, and assume all of the liabilities of DDi (the “Net Assets”). For purposes of the Pro Forma Financial Data, the Net Assets have been valued based on preliminary estimates of their fair values, which will be revised as additional information becomes available. The actual adjustments to Viasystems’ consolidated financial statements as of the closing of the DDi Merger will depend on a number of factors, including additional information available and the actual balance of the Net Assets. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

The Pro Forma Financial Data does not reflect costs to integrate the operations of Viasystems and DDi or any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the DDi Merger.

Viasystems Group, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2012

(dollars in thousands)

	Historical		(See Notes 5 and 6) Adjustments for the DDi Merger		Pro Forma for the DDi Merger
	Viasystems Group, Inc.	DDi Corp.
ASSETS
Current assets:
Cash and cash equivalents	$57,846	$29,177	$(11,519)	A,I,Q	$75,504
Accounts receivable, net	184,738	43,122	—		227,860
Inventories	112,962	25,029	4,423	J	142,414
Prepaid expenses and other	42,877	2,294	—		45,171

Total current assets	398,423	99,622	(7,096)		490,949
Property, plant and equipment, net	312,288	54,114	41,752	N	408,154
Goodwill and intangible assets, net	104,608	3,664	139,889	K	248,161
Deferred financing costs, net	5,359	—	12,136	B	17,495
Other assets	3,248	749	(125)	F	3,872

Total assets	$823,926	$158,149	$186,556		$1,168,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$10,054	$1,271	$—		$11,325
Accounts payable	186,674	21,738	—		208,412
Accrued and other liabilities	71,160	12,429	(1,264)	A, P	82,325

Total current liabilities	267,888	35,438	(1,264)		302,062
Long-term debt, less current maturities	217,116	13,785	334,454	A	565,355
Other non-current liabilities	47,475	559	—		48,034

Total liabilities	532,479	49,782	333,190		915,451
Stockholders’ equity:
Combined companies stockholders’ equity:
Common Stock	206	23	(23)	M	206
Paid-in capital	2,386,429	236,756	(236,756)	M	2,386,429
Treasury stock	—	(16,323)	16,323	M	—
Accumulated deficit	(2,107,404)	(113,138)	74,871	A,B,M,Q	(2,145,671)
Accumulated other comprehensive income	9,046	1,049	(1,049)	M	9,046

Total combined companies stockholders’ equity	288,277	108,367	(146,634)		250,010
Noncontrolling interest	3,170	—	—		3,170

Total stockholders’ equity	291,447	108,367	(146,634)		253,180

Total liabilities and stockholders’ equity	$823,926	$158,149	$186,556		$1,168,631

See accompanying notes to unaudited pro forma condensed combined financial data.

Viasystems Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2012

(dollars in thousands, except per share data)

	Historical		(See Notes 5 and 6) Adjustments for the DDi Merger		Pro Forma for the DDi Merger
	Viasystems Group, Inc.	DDi Corp.
Net Sales	$262,089	$68,913	$—		$331,002
Operating expenses:
Cost of goods sold, exclusive of items shown separately below	211,057	53,579	(2,824)	G,H	261,812
Selling, general and administrative	21,492	8,482	322	G,H	30,296
Depreciation	17,006	—	3,570	G,N	20,576
Amortization	388	—	1,317	L	1,705
Restructuring and impairment	6,987	68	—		7,055

Operating income	5,159	6,784	(2,385)		9,558
Other expense:
Interest expense, net	7,352	196	3,769	D,F	11,317
Amortization of deferred financing costs	504	—	219	C	723
Other, net	224	213	—		437

(Loss) income before taxes	(2,921)	6,375	(6,373)		(2,919)
Income taxes	2,216	46	—	E,O	2,262

Net (loss) income	(5,137)	6,329	(6,373)		(5,181)
Less: Net loss attributable to noncontrolling interests	(495)	—	—		(495)

Net (loss) income attributable to common shareholders	$(4,642)	$6,329	$(6,373)		$(4,686)

Basic (loss) earnings per share	$(0.23)	$0.31			$(0.23)

Diluted (loss) earnings per share	$(0.23)	$0.30			$(0.23)

Basic weighted average shares outstanding	19,984,414	20,499,000	(20,499,000)	M	19,984,414

Diluted weighted average shares outstanding	19,984,414	21,242,000	(21,242,000)	M	19,984,414

See accompanying notes to unaudited pro forma condensed combined financial data.

Viasystems Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

(dollars in thousands, except per share data)

	Historical		(See Notes 5 and 6) Adjustments for the DDi Merger		Pro Forma for the DDi Merger
	Viasystems Group, Inc.	DDi Corp.
Net Sales	$1,057,317	$263,392	$—		$1,320,709
Operating expenses:
Cost of goods sold, exclusive of items shown separately below	837,686	206,132	(10,619)	G,H	1,033,199
Selling, general and administrative	80,300	32,593	1,208	G,H	114,101
Depreciation	65,938	—	14,280	G,N	80,218
Amortization	1,710	614	4,653	L	6,977
Restructuring and impairment	812	964	—		1,776

Operating income	70,871	23,089	(9,522)		84,438
Other expense:
Interest expense, net	28,906	1,323	15,072	D,F	45,301
Amortization of deferred financing costs	2,015	—	874	C	2,889
Other, net	1,202	(261)	—		941

Income before taxes	38,748	22,027	(25,468)		35,307
Income taxes	8,464	182	—	E,O	8,646

Net income	30,284	21,845	(25,468)		26,661
Less: Net income attributable to noncontrolling interests	1,791	—	—		1,791

Net income attributable to common shareholders	$28,493	$21,845	$(25,468)		$24,870

Basic earnings per share	$1.43	$1.08			$1.24

Diluted earnings per share	$1.42	$1.04			$1.24

Basic weighted average shares outstanding	19,981,022	20,315,000	(20,315,000)	M	19,981,022

Diluted weighted average shares outstanding	20,129,787	20,984,000	(20,984,000)	M	20,129,787

See accompanying notes to unaudited pro forma condensed combined financial data.

Viasystems Group, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(in thousands, except per share amounts)

1. Basis of Presentation

General

On May 31, 2012, Viasystems Group, Inc. (“Viasystems”) acquired 100% of the outstanding capital stock of “DDi Corp. (“DDi”) in an all cash transaction which was funded from the proceeds of debt issued by Viasystems (the “DDi Merger”). The unaudited pro forma condensed combined financial data was prepared using the acquisition method of accounting and was based on the historical financial statements of Viasystems and DDi. The historical consolidated financial information has been adjusted in the Pro Forma Financial Data to give effect to pro forma events that are, based upon available information and certain assumptions, (i) directly attributable to the DDi Merger, (ii) factually supportable and reasonable under the circumstances, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

Acquisition Accounting

The DDi Merger will be accounted for using the acquisition method of accounting. For the purposes of the Pro Forma Financial Data, Viasystems has been treated as the acquirer in the DDi Merger and will account for the transaction by using its historical accounting information and accounting policies and adding the assets acquired, including identifiable intangible assets and liabilities assumed from DDi (the “Net Assets”) as of the date of the DDi Merger at their respective fair values. The process for estimating the fair values of the Net Assets requires the use of significant estimates and assumptions. The amount by which the acquisition date fair value of the purchase price (consideration transferred) exceeds the fair value of net identifiable assets acquired (see Note 4) will be recognized as goodwill. The purchase price allocation is subject to finalization of Viasystems’ analysis of the fair value of the Net Assets as of the date of the DDi Merger. Accordingly, the purchase price allocation reflected in this Pro Forma Financial Data is preliminary and will be adjusted upon the completion of the final valuation. Such adjustments could be material. The final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the DDi Merger.

Reclassifications

Certain reclassifications have been made to the historical financial statements of DDi to conform to Viasystems’ presentation. These adjustments primarily relate to (i) reclassifying depreciation expense included by DDi in cost of goods sold and selling, general and administration expense to the depreciation caption and (ii) reclassifying information technology related expenses included by DDi in cost of goods sold to selling, general and administration expense.

2. 2019 Notes

In connection with the DDi Merger, on April 30, 2012, Viasystems issued $550,000 in aggregate principal amount of 7.875% senior secured notes due 2019 (the “2019 Notes”). The net proceeds of the 2019 Notes were used (i) to redeem Viasystems’ $220,000 in aggregate principal amount of 12.000% senior secured notes due 2015 (the “2015 Notes”) and to fund the DDi Merger. For the purpose of the unaudited pro forma condensed combined statements of operations, (ii) the amounts presented as pro forma for the DDi Merger assume the 2019 Notes were issued on January 1, 2011.

Viasystems redeemed the 2015 Notes on May 30, 2012, and was required to pay a premium of $16,500 under the terms of the indenture governing the 2015 Notes. For the purpose of the unaudited pro forma condensed combined balance sheet, the 2015 Notes are assumed to have been redeemed on March 31, 2012, when the premium would have been $20,900.

3. The DDi Merger

On April 3, 2012, Viasystems and DDi entered into a merger agreement, pursuant to which on May 31, 2012, DDi became an indirect wholly-owned subsidiary of Viasystems. Under the terms of the DDi Merger, Viasystems acquired all of the outstanding capital stock of DDi for cash consideration equal to $13.00 per share of DDi common stock outstanding on the DDi Merger date, including shares issued from the exercise of stock options on the DDi Merger date. The consideration transferred in the DDi Merger was $281,968.

4. Preliminary Allocation of Consideration Transferred to Net Assets Acquired

The acquisition method of accounting requires that the purchase price (consideration transferred) in a business combination be allocated to the Net Assets acquired based on their estimated fair value. For the purpose of the Pro Forma Financial Data, Viasystems has made a preliminary allocation of the purchase price to the Net Assets acquired as follows:

Tangible assets and liabilities:
Cash and cash equivalents	$21,075
Accounts receivable, net	43,122
Inventories	29,452
Property, plant and equipment, net	95,866
Other assets	2,918
Accounts payable	(21,738)
Long term debt	(15,056)
Accrued and other liabilities assumed	(17,224)
Intangible assets:
Trade name, customer lists and manufacturer sales representative network	99,932
Goodwill	43,621

Total preliminary purchase price allocation	$281,968

The following table reconciles the historical value of the Net Assets as of March 31, 2012 to the fair value of the Net Assets:

Historical value of Net Assets at March 31, 2012	$108,367
Cash payment of DDi’s acquisition related fees and expenses (See Note 6, Item Q)	(8,102)
Elimination of the historical value of goodwill (See Note 6, Item K)	(3,664)
Elimination of deferred financing costs (See Note 6, Item F)	(125)
Recognition of intangible assets acquired:
Amortizable intangible assets (See Note 6, Item K)	99,932
Goodwill (See Note 6, Item K)	43,621
Adjustments to the historical carrying value of assets and liabilities based on Viasystems’ preliminary estimates of fair value:
Inventories (See Note 6, Item J)	4,423
Property, plant and equipment (See Note 6, Item N)	41,752
Other accrued liabilities (See Note 6, Item P)	(4,236)

Fair value of Net Assets	$281,968

5. Pro Forma Adjustments for Financing Transactions related to the DDi Merger

Adjustments included in the column under the heading “Adjustments for the DDi Merger” which relate to the issuance of the 2019 Notes represent the following:

A.	Reflects the receipt of the net proceeds, after debt issuance costs, of $533,874 from the $550,000 2019 Notes and the use of those proceeds to redeem all of Viasystems’ $220,000 2015 Notes, including accrued interest of $5,500, a premium of $20,900 and related fees of $650. As of March 31, 2012, the carrying value of the 2015 Notes was $215,546, which reflected an unamortized original issue discount of $4,454.

B.	Reflects the write-off of $3,990 of deferred financing costs associated with the 2015 Notes and the capitalization of $16,006 of debt issuance costs from the 2019 Notes. Because the write-off of the deferred financing costs will not have a continuing impact, it is not reflected in the unaudited pro forma condensed combined statements of operations.

C.	Reflects adjustments to amortization of deferred financing costs for the estimated net increase in amortization of deferred financing costs of $219 and $874 for the three months ended March 31, 2012 and for the year ended December 31, 2011, respectively, due to the differences in the capitalized debt issuance costs and the original tenor between the 2019 Notes and the 2015 Notes.

D.	Reflects additional interest expense of $3,829 and $15,316 for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively, due to the differences in the aggregate principal amount, coupon rate and original issue discount between the 2019 Notes and the 2015 Notes.

E.	As a result of Viasystems’ existing tax loss carry-forwards in the United States, for which substantially full valuation allowances have been provided, no deferred taxes have been recorded, and no income tax has been provided related to the pro forma adjustments for financing transactions related to the DDi Merger.

6. Pro Forma Reclassifications and Adjustments for the DDi Merger

Adjustments in the column under the heading “Adjustments for the DDi Merger” which are necessary to reflect the DDi Merger and related acquisition accounting include the following:

F.	Reflects the elimination of DDi’s $125 of capitalized deferred financing costs from other assets and the elimination of the related amortization of $60 and $244 for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively, from interest expense.

G.	Reflects the reclassification of DDi’s depreciation expense to the depreciation caption from the cost of goods sold and selling, general and administrative expense captions in the amount of $2,359 and $143, respectively, for the three months ended March 31, 2012 and in the amount of $8,803 and $608, respectively, for the year ended December 31, 2011.

H.	Reflects the reclassification of certain information technology related costs from DDi’s cost of goods sold caption to the selling, general and administrative expense caption in the amount of $465 and $1,816 for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively.

I.	Reflects cash consideration paid in the DDi Merger of $281,968.

J.	Reflects an adjustment of $4,423 necessary to reflect Viasystems’ preliminary estimate of the fair value of inventories acquired, which, as required by acquisition accounting, was estimated to be equal to its selling price less an estimated profit from the selling effort. As there is no continuing impact of the acquired inventory adjustment on the combined operating results, no adjustment has been made to cost of goods sold in the unaudited pro forma condensed combined statements of operations to reflect the inventory adjustment.

K.	Reflects the elimination of DDi’s historical goodwill of $3,664 in accordance with acquisition accounting, and the establishment of intangible assets of $99,932 for DDi’s trade name, customer lists and manufacturer sales representative network, and $43,621 for goodwill resulting from the DDi Merger.

L.	Reflects the elimination of DDi’s historical intangible asset amortization expense of $614 for the year ended December 31, 2011, and the recognition of amortization expense of $1,317 and $5,267 for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively, related to intangible assets established (see item K, above) assuming weighted average useful lives of 20 years. As of December 31, 2011, DDi’s historical intangible assets had been fully amortized.

M.	Reflects the elimination of the historical equity of DDi in accordance with acquisition accounting.

N.	Reflects an adjustment of $41,752 necessary to reflect Viasystems’ preliminary estimate of the fair value of property, plant and equipment acquired, the elimination of DDi’s historical depreciation expense of $2,502 and $9,411 for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively, and the recognition of depreciation expense based on the fair value of property, plant and equipment acquired of $3,570 and $14,280 for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively.

O.	As a result of Viasystems’ and DDi’s existing income tax loss carry-forwards in the United States, for which substantially full valuation allowances have been provided, no deferred income taxes have been recorded, and no income tax has been provided related to the pro forma adjustments for the DDi Merger.

P.	Reflects a liability of $4,236 incurred for certain DDi employee benefit related amounts that became payable as a result of the DDi Merger pursuant to terms of existing contractual agreements.

Q.	Reflects the cash payment of estimated acquisition related fees and expenses by Viasystems of $8,273 incurred subsequent to March 31, 2012, with a corresponding decrease in retained earnings as of December 31, 2011 and the cash payment of estimated acquisition related fees, expenses and other costs by DDi of $8,102 incurred subsequent to March 31, 2012, with a corresponding decrease to the value of the Net Assets acquired (see Note 4).